UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 8, 2011

______________

LEGEND INTERNATIONAL HOLDINGS, INC
(Exact name of registrant as specified in its charter)

______________

Delaware	000-32551	23-3067904
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Level 8, 580 St Kilda Road, Melbourne, Victoria Australia 3004
(Address of Principal Executive Office) (Zip Code)

61-3-8532-2866
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Legend International Holdings, Inc (OTCBB: LGDI) announces positive and robust results from the expanded feasibility study (1.2 million tonnes per annum of mono-ammonium phosphate (MAP) and di-ammonium phosphate (DAP)) for Legend’s Paradise Phosphate Project conducted by Wengfu Group Ltd of China (“Wengfu”). The results of the feasibility study have confirmed that an expanded development scenario of the project is technically and economically viable and reports a stronger internal rate of return and significantly higher net present value than the base case (600,000 MAP/DAP tonnes per annum as reported in July 2010). The financial model is robust across a number of market scenarios.

Legend has also updated the base case financial model with the ten year MAP/DAP,  Aluminum Fluoride (AlF3), Sulphur and Ammonia forecasts as estimated by CRU Group in April 2011, an independent commodity analyst based in London, U.K. The DAP/MAP price forecasts are significantly higher than those used in the July 2010 base case feasibility study. In July 2010 the ten year (2010 – 2019) forecast average was within 2% of US$445 per tonne FOB Tampa, Florida; the April 2011 ten year forecast average has been updated to within 2% of US$512 per tonne DAP FOB Tampa. These forecasts have also been incorporated in the expanded case financial model.

DAP is currently trading at approximately US$620 per tonne FOB Tampa.

Highlights of the expanded study and updated base case study include:

➢ Significantly higher forecast DAP prices out to 2019.

➢ Based on the above forecasts the base case pre-tax NPV% 8.0 has increased from US$1.5 billion (July 2010) to US$2.2 billion.

➢ The expanded case feasibility study financial results are:

o A pre tax NPV%8.0 of US$4.8 billion.

o A pre tax IRR of 27.9%

o Average annual EBITDA of US$475 million.

o Average annual free cash flow after tax of US$329 million.

o Capital payback period of 5.3 years.

These positive financial results and the quality of Legend’s phosphate reserves are generating high levels of interest from international fertilizer buyers and producers. Positive discussions are still progressing with interested industry corporations for a potential strategic transaction relating to the development and financing of the phosphate assets.  The process, being conducted by Nomura, has progressed to a stage whereby a shortlist of the key interested parties are conducting due diligence and site visits. Legend expects successful completion of this process, resulting in the partnering with a major fertilizer industry corporation, in the coming months. A number of global aluminium producers have also expressed interest in securing the off-take of Legend’s future aluminium fluoride production and discussions between these groups have commenced.

2

The feasibility study, as summarized in Table 1 below, outlines the financial results of the updated base case for the project and the expanded case. The financial summary below is based on a 100% project basis (ungeared).

Table 1. SUMMARY OF THE PARADISE FEASIBILITY STUDY RESULTS
Item	Base Case	Expanded Case
Mineral Reserve1	55.5Mt @ 33% P2O5
Annual Production (DAP/MAP/AlF3)	400Kt MAP, 200Kt DAP, 15Kt AlF3	400Kt MAP, 800Kt DAP, 30Kt AlF3
Mine Life	59 yrs	29 yrs
Total MAP Production – Assumed 30 yr project	12Mt	12Mt
Total DAP Production – Assumed 30 yr project	6Mt	24Mt
Total DAP/MAP/AlF3Revenue Generated (30 yrs)2	US$14,316M	US$26,900M
Total Free Cash Flow (after tax and capital, 30 yrs) 2	US$4,111M	US$8,781M
Average Annual EBITDA2	US$221M	US$475M
Average Annual Free Cash after tax2	US$158M	US$329M
Development Capital	US$808M	US$1,775M
Capital Payback 2	5.1 yrs	5.3 yrs
Average 2013 – 2019 Forecast MAP Price (fob Townsville)	US$544/t
Average 2013 – 2019 Forecast DAP Price (fob Townsville)	US$549/t
MAP Average Cash Operating Margin3	US$220/t	US$220/t
DAP Average Cash Operating Margin3	US$225/t	US$226/t
Pre Tax IRR4	26.9%	27.9%
Pre Tax NPV 48.0%	US$2,229M	US$4,790M
After Tax IRR	22.7%	23.3%
After Tax NPV 48.0%	US$1,456M	US$3,125M
Notes:
1 As reported in press release dated February 24, 2011 these US SEC Industry Guide 7 compliant Mineral Reserves are defined as the recoverable rock concentrate post screening and processing of the ore through the proposed flotation beneficiation plant to be located at Paradise South. These reserves are in areas that are fully accessible for mining; free of surface or subsurface encumbrance, legal setbacks, environmental reserves and other legal restrictions that preclude permittable access for mining; believed by us to be permittable within a reasonable timeframe; and meet specified minimum physical, economic and chemical criteria related to current mining and production practices of the industry.
2 Excludes inflation (2.5% p.a) and discount rate (8% p.a).
3 Average operating margins are calculated for the forecast window period (2013 to 2019). Excludes inflation and discount rate. Includes AlF3 revenue credit.
4 Includes inflation (2.5% p.a), discount rate (8% p.a), and commodities’ growth factor (4.2% p.a inclusive of 2.5%  p.a inflation) as per CRU forecasts, extrapolated to year 2024, with no growth in prices assumed past 2024 except for inflation.

Expanded Production Study

The Expanded Case project will consist of a:
➢	2Mtpa Rock Concentrate Beneficiation Plant at Paradise South
➢	140km Slurry Pipeline from Paradise South to Mount Isa
➢	1600 ktpa Sulfuric Acid Plant
➢	600 ktpa Phosphoric Acid Plant
➢	240 ktpa Ammonia Plant
➢	1200 ktpa DAP/MAP Plant
➢	30ktpa Aluminium Fluoride (AlF3) Plant

The Expanded Case benefits from increased capacity and differs from the base case in that a captive ammonia plant and a phosphate rock slurry pipeline are proposed and included in the capital cost estimate.  The ammonia plant would utilise gas from the Carpentaria Gas Pipeline which currently passes through the proposed plant site.  A slurry pipeline will be utilized to replace road transportation of phosphate rock between the Paradise South deposit and Mount Isa.  Both investments are justified at a project of this scale and significantly reduce the operating costs.

3

Pricing Assumptions

All price assumptions for MAP, DAP, AlF3, Ammonia and Sulphur reported below are within 2% of the CRU 10-Year Outlook forecasts.  All freight prices have been provided by Braemar Seascope Services.  All prices stated in the tables below are the forecast average between 2013 and 2019. The financial modelling in the feasibility study is based on these forecasts.

DAP prices are based on a price parity mechanism assuming India as the exclusive export market.  The following formula has been applied:

DAP FOB Tampa, FLorida	US$512/t
Freight Tampa to East Coast India	US$62/t
DAP India cfr	US$574/t
Freight Townsville to East Coast India	US$25/t
DAP FOB Townsville	US$549/t

MAP prices are based on an import price parity assuming the Australian market takes the entire demand. The following formula has been applied:

MAP FOB Black Sea	US$497/t
Freight Black Sea to Townsville	US$47/t
MAP FOB Townsville	US$544/t

Aluminium Fluoride prices are based on an import price parity assuming the Australian market takes the entire demand. The average forecast price between 2013 to 2019 is US$1475 per tonne FOB Townsville.

Sulphur prices have been based on equivalent China CFR sulphur forecast prices with an average price of US$64/tonne.

Ammonia prices have been based on equivalent Far East CFR ammonia forecast prices with an average price of US$483/tonne.  For the expanded case all ammonia will be produced on site.  Based on forecast gas costs delivered to Mount Isa the average onsite ammonia forecast price is US$283/tonne.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LEGEND INTERNATIONAL HOLDINGS, INC.

By:
Peter Lee Secretary

Date:  April 13, 2010